February 4, 2021

Northern Lights Fund Trust

80 Arkay Drive, Suite 110

Hauppauge, NY 11788

Dear Sir/Madam:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 1,333 to the Registration Statement, File Nos. 333-122917 and 811-21720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 1,333 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction. We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 1,333 to the Registration Statement. This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent. This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ Thompson Hine LLP

THOMPSON HINE LLP

AJD/JMS

EXHIBIT A

1.	13D Activist Fund
2.	Agility Shares Dynamic Tactical Income ETF
3.	Agility Shares Managed Risk Equity ETF
4.	Agility Shares Put Write Enhance

Equity ETF

5.	Agility Shares Tactical Core Fixed

Income ETF

6.	Altegris/AACA Opportunistic Real Estate Fund
7.	Altegris Futures Evolution Fund
8.	Astor Dynamic Allocation Fund
9.	Astor Macro Alternative Fund
10.	Astor Sector Allocation Fund
11.	Athena Behavioral Tactical Fund
12.	Beech Hill Total Return Fund
13.	Biondo Focus Fund
14.	BTS Tactical Fixed Income Fund
15.	BTS Managed Income Fund
16.	Changing Parameters Fund
17.	CMG Mauldin Core Fund
18.	CMG Tactical All Asset Strategy Fund
19.	CMG Tactical Bond Fund
20.	Deer Park Total Return Credit Fund
21.	Donoghue Forlines Dividend Fund
22.	Donoghue Forlines Dividend Mid-Cap Fund
23.	Donoghue Forlines Floating Rate Fund
24.	Donoghue Forlines Tactical Allocation (“Donoghue Forlines Tactical”)
25.	Donoghue Forlines Tactical Income Fund
26.	Donoghue Forlines Momentum Fund
27.	Eagle MLP Strategy Fund
28.	The Global Rates Fund
29.	Grant Park Multi-Alternative Strategies Fund
30.	Ladenburg Income Fund
31.	Ladenburg Income & Growth Fund
32.	Ladenburg Growth & Income Fund
33.	Ladenburg Growth Fund
34.	Ladenburg Aggressive Growth Fund
35.	Navigator Equity Hedged Fund
36.	Navigator Sentry Managed Volatility Fund
37.	Navigator Tactical Fixed Income Fund
38.	Navigator Tactical Investment Grade Bond Fund
39.	Navigator Tactical U.S. Allocation Fund

41. Navigator Ultra Short Bond Fund

40.	PSI Strategic Growth Fund
41.	PSI Tactical Growth Fund
42.	PFG Active Core Bond Strategy Fund (“PFG Active Core”)
43.	PFG American Funds Growth Strategy Fund
44.	PFG American Funds Conservative Income Strategy Fund
45.	PFG BR Equity ETF Strategy Fund
46.	PFG Sector Equity Business Cycle Strategy Fund
47.	PFG Equity Index Focused Strategy Fund
48.	PFG Tactical Income Strategy Fund
49.	Princeton Long/Short Treasury Fund
50.	Princeton Premium Fund
51.	Princeton Alternative Premium Fund
52.	Probabilities Fund
53.	Probabilities Sector Rotation Fund
54.	Sierra Tactical All Asset Fund
55.	Sierra Tactical Core Income Fund
56.	Sierra Tactical Bond Fund
57.	Sierra Tactical Municipal Fund
58.	RiskPro PFG BR Equity ESG Strategy Fund
59.	RiskPro PFG BNY Mellon Diversifier Strategy Fund
60.	RiskPro PFG Aggressive 30+ Fund
61.	RiskPro PFG 30+ Fund
62.	RiskPro 30+ Fund

63.	RiskPro Aggressive 30+ Fund
64.	RiskPro Dynamic 0-10 Fund
65.	RiskPro Dynamic 15-25 Fund
66.	RiskPro Dynamic 20-30 Fund
67.	RiskPro PFG Balanced 20-30 Fund
68.	RiskPro PFG Global 30+ Fund
69.	RiskPro PFG Equity 30+ Fund
70.	RiskPro Tactical 0-30 Fund
71.	RiskPro PFG 0-15 Fund
72.	RiskPro Alternative 0-15 Fund
73.	Toews Hedged U.S. Fund
74.	Toews Hedged Oceana Fund
75.	Toews Hedged U.S. Opportunity Fund
76.	Toews Tactical Defensive Alpha Fund
77.	Toews Tactical Income Fund
78.	Toews Tactical Growth Allocation Fund
79.	Toews Unconstrained Income Fund
80.	TransWestern Institutional Short Duration Government Bond Fund
81.	Zeo Short Duration Income Fund
82.	Zeo Sustainable Credit Fund